Exhibit 1







                                    Quarterly Financial Information

                                    Sadia S.A.


                                    Three months ended March 31, 2003 and 2002 with Special Review Report of Independent Auditors

                                   SADIA S.A.

                         QUARTERLY FINANCIAL INFORMATION
                                   (UNAUDITED)

                   Three months ended March 31, 2003 and 2002



                                    Contents



Special Review Report of Independent Auditors..................................1

Reviewed Quarterly Financial Information

Balance Sheets.................................................................3
Statements of Income...........................................................5
Notes to Quarterly Financial Statements........................................6

A free translation from Portuguese into English of Special Review Report of Independent Auditors on quarterly financial information prepared in Brazilian currency in accordance with the accounting practices adopted in Brazil and specific norms issued by IBRACON, CFC and CVM
--------------------------------------------------------------------------------


                  SPECIAL REVIEW REPORT OF INDEPENDENT AUDITORS


The Board of Directors and Shareholders
Sadia S.A.


We reviewed the quarterly financial information - ITR of Sadia S.A. and Sadia S.A. and subsidiaries for the quarter ended March 31, 2002, comprising the balance sheets and statements of income of Sadia S.A. and Sadia S.A. and subsidiaries, as well as the report on performance and significant consolidated information, prepared n conformity with the accounting practices adopted in Brazil.

Our review was carried out in conformity with specific norms issued by the Brazilian Institute of Independent Auditors - IBRACON, together with the Federal Accounting Council and mainly comprised: (a) inquiries of and interviews with the professionals responsible for the accounting, financial and operating areas of the Company, about the main criteria adopted to prepare the quarterly financial information; and (b) reviews of the information and subsequent events which have or could come to have significant effects on the financial position and operations of the Company.

Based on our special review, we are not aware of any significant adjustment to be made in the quarterly financial information referred to above for it to be in line with the accounting practices adopted in Brazil, applied consistently with the specific norms issued by the Brazilian Securities Commission - CVM for the preparation of quarterly financial information - ITR.


                                  ERNST & YOUNG
                          Auditores Independentes S.C.
                                CRC 2SP 015199/O6

                              Sergio Ricardo Romani
                                     Partner

Sao Paulo, Brazil
April 30, 2003

A free translation from Portuguese into English of Special Review Report of Independent Auditors on quarterly financial information prepared in Brazilian currency in accordance with the accounting practices adopted in Brazil and specific norms issued by IBRACON, CFC and CVM
--------------------------------------------------------------------------------

                                   SADIA S.A.

                                 BALANCE SHEETS
                      March 31, 2003 and December 31, 2002
                             (In thousands of reais)
                                   (UNAUDITED)


                                                                Company                        Consolidated
                                                     ---------------------------------------------------------------
                                                      March 31        December 31         March 31      December 31
                                                     ---------------------------------------------------------------
Assets
Current assets:
  Cash                                                  66,587           131,850            75,963           142,983
  Financial investments                                905,481         1,000,486         1,169,987         1,169,801
  Trade accounts receivable - domestic market          230,976           192,308           231,318           192,487
  Trade accounts receivable - foreign market           386,213           385,449           378,597           222,725
  Allowance for doubtful accounts                      (27,299)          (25,663)          (41,345)          (40,504)
  Recoverable taxes                                    143,896           127,559           147,041           130,586
  Inventories                                          853,145           859,075           895,366           877,366
  Other receivables                                     47,622            42,998            54,064            53,584
  Assets available for sale                             11,829            11,866            11,842            11,879
  Prepaid expenses                                       9,737             3,467             9,904             5,393
  Deferred tax credits                                  19,831            26,536            19,831            26,536
                                                     ---------------------------------------------------------------
Total current assets                                 2,648,018         2,755,931         2,952,568         2,792,836

Noncurrent assets:
  Receivables from related parties                      27,204            26,337                --                --
  Financial investments                                 83,520           153,674           888,786         1,002,352
  Compulsory loans - Eletrobras                            495               495               495               495
  Deposits in court                                     71,531            69,044            71,531            69,044
  Recoverable taxes                                    103,082           112,440           105,219           113,701
  Deferred tax credits                                  40,429            47,008            43,207            47,657
  Pension plan                                          51,840            51,840            51,840            51,840
  Assets available for sale                             20,801            20,801            20,801            20,801
  Other receivables                                     12,071            10,575            12,277            10,731
                                                     ---------------------------------------------------------------
                                                       410,973           492,214         1,194,156         1,316,621

Permanent assets:
  Investments                                          393,870           321,099            15,356            12,512
  Property, plant and equipment                        878,156           894,572           886,774           902,918
  Deferred charges                                      97,379           105,748            98,599           107,018
                                                     ---------------------------------------------------------------
                                                     1,369,405         1,321,419         1,000,729         1,022,448

                                                     ---------------------------------------------------------------
Total assets                                         4,428,396         4,569,564         5,147,453         5,131,905
                                                     ===============================================================


(Table Cont'd)

                                                                Company                        Consolidated
                                                     ---------------------------------------------------------------
                                                      March 31        December 31         March 31      December 31
                                                     ---------------------------------------------------------------
Liabilities and shareholders' equity
Current liabilities:
  Loans and financing                                1,206,801         1,477,348         1,902,793         2,002,504
  Trade accounts payable                               299,325           245,860           304,299           250,400
  Advances from customers                               16,037            17,023               942               890
  Salaries and social charges payable                   12,732            14,278            12,998            14,634
  Taxes payable                                         37,364            41,187            43,330            46,645
  Dividends                                                 19            55,666                19            55,666
  Provision for vacations pay                           44,799            42,192            45,425            42,328
  Deferred taxes                                           770               843               770               843
  Other payables                                        97,467           106,987           122,953           139,639
                                                     ---------------------------------------------------------------
Total current liabilities                            1,715,314         2,001,384         2,433,529         2,553,549

Noncurrent liabilities:
  Loans and financing                                1,244,334         1,197,077         1,248,055         1,205,160
  Taxes payable                                          1,601                93             2,876             1,217
  Provision for contingencies                           60,458            54,927            62,862            57,273
  Provision for loss on investments                         42                28                --                --
  Due to affiliated companies                               --                --                --                --
  Deferred taxes                                        26,012            25,216            26,012            25,216
  Other payables                                        23,818            27,151            26,643            27,473
                                                     ---------------------------------------------------------------
                                                     1,356,265         1,304,492         1,366,448         1,316,339

Minority interest in subsidiaries                           --               (28)              363

Shareholders' equity:
  Capital                                              700,000           700,000           700,000           700,000
  Income reserves                                      468,413           468,413           468,413           468,413
  Treasury shares                                         (198)             (198)             (198)             (198)
  Retained earnings                                    188,602            95,473           179,289            93,439
                                                     ---------------------------------------------------------------
                                                     1,356,817         1,263,688         1,347,504         1,261,654

                                                     ---------------------------------------------------------------
Total liabilities and shareholders' equity           4,428,396         4,569,564         5,147,453         5,131,905
                                                     ===============================================================


See accompanying notes.

                                   SADIA S.A.

                              STATEMENTS OF INCOME
                      Periods ended March 31, 2003 and 2002
                             (In thousands of reais)
                                   (UNAUDITED)



                                                             Company                             Consolidated
                                                ---------------------------------------------------------------------------
                                                   Three months       Three months       Three months      Three months
                                                      ended              ended              ended            ended
                                                    3/31/2003          3/31/2002         3/31/2003         3/31/2002
                                                ---------------------------------------------------------------------------
Gross operating revenue:
  Domestic market                                      728,429           567,669           729,692           608,287
  Foreign market                                       605,942           337,257           649,037           373,041
                                                     1,334,371           904,926         1,378,729           981,328
Sales deductions:                                     (118,696)          (84,707)         (124,973)         (104,778)
  Value-added tax on sales
  Sales deductions

Net operating revenue                                1,215,675           820,219         1,253,756           876,550

Cost of goods sold                                    (936,966)         (660,117)         (919,158)         (632,861)
Gross profit                                           278,709           160,102           334,598           243,689

Operating income (expenses):
   Selling expenses                                   (195,967)         (149,997)         (233,816)         (174,851)
   Management compensation                              (2,073)           (2,088)           (2,073)           (2,088)
   General and administrative expenses                 (10,265)           (9,569)          (10,266)          (10,242)
   Other operating income (expenses)                    (4,460)           (6,999)           (4,589)           (4,082)
   Financial income (expenses), net                    (12,368)          (22,711)          (49,188)          (38,182)
   Equity pickup                                        72,178            46,382           (15,899)           15,814
Operating income                                       125,754            15,120           117,143            30,058

Nonoperating income (expenses)                              --              (199)            1,409             1,921

Income before income and social contribution taxes     127,170            14,921           118,552            31,979

Current income and social contribution taxes                --           (16,561)             (475)
Deferred income and social contribution taxes          (13,849)           13,015           (11,720)           (3,600)

Income before minority interest                         93,129            27,936            85,481            27,904

Minority interest in subsidiaries                           --                --               369                32

Net Income                                              93,129            27,936            85,850            27,936


See accompanying notes.

                                   SADIA S.A.

                    NOTES TO QUARTERLY FINANCIAL INFORMATION
                             (In thousands of reais)
                                   (UNAUDITED)


1.   OPERATIONS

     The Company's principal business purpose is the production and distribution of poultry and pork products that are traded in Brazil and abroad. The Company's operations are organized in three major segments; namely: industrialized products, poultry (chickens and turkeys) and pork. The industrialized products segment has been the principal focal point of the Company's investments in the last years and comprises products such as refrigerated pizzas and pasta, frozen food, margarine, industrialized poultry and pork by-products, breaded products, a diet line and products sold sliced and in portions.


2.   PREPARATION AND PRESENTATION OF THE FINANCIAL STATEMENTS

     The financial statements are the responsibility of the Company's management and were prepared in compliance with the provisions of Brazil's Corporation Law and the norms of the Brazilian Securities Commission - CVM, based on practices consistent with those adopted in the preparation of the annual financial statements. The financial statements are stated in Brazilian reais, except when otherwise stated.

     The preparation of quarterly financial statements involves the use of estimates to determine the amounts of certain assets and liabilities, as well as necessary provisions, reflecting management's best estimates, which could differ from actual amounts.


  3. Summary of the Principal Accounting Practices

     a)  Operating results

         Income and expenses are recognized on the accrual basis.

                                   SADIA S.A.

                             (In thousands of reais)
                                   (UNAUDITED)


3.   Summary of the Principal Accounting Practices (Continued)

     b)  Financial investments

         Financial investments in local currency comprise principally investment funds, bank deposit certificates and National Treasury securities recorded at cost plus earnings to the balance sheet date, not exceeding market value.

         Financial investments in foreign currency refer basically to Brazil C Bearer Bonds, Brazil Global 09 and National Treasury Notes recorded at acquisition cost plus interest earned and the realization of the investment discount based on the time between acquisition and maturity. These notes are classified based on the respective expected redemption and comparison with market value is presented in Note 16 b).

         These investments further include, net amounts receivable or payable of swap contracts stated at contractual amounts updated by gain or loss to balance sheet date, not exceeding market value. The amounts payable in connection with these contracts are classified in loans and financings.


     c)  Allowance for doubtful accounts

         The allowance for doubtful accounts is calculated based on estimated losses in an amount considered sufficient to cover possible losses on receivables.

     d)  Inventories

         Are stated at average acquisition or production cost, not exceeding replacement or realizable value. The elimination of unrealized result in consolidated inventories is stated in item 3k).

     e)  Investments

         Investments in subsidiaries are valued by the equity method in the Company's statements, based on their equities on the same date, presented in Note 7, and applying the same accounting practices. The gains or losses due to changes in the participation percentages are presented in nonoperating results.

                                   SADIA S.A.

                             (In thousands of reais)
                                   (UNAUDITED)


3.   Summary of the Principal Accounting Practices (Continued)


     e)  Investments--Continued

         The financial information of foreign subsidiaries is translated into Brazilian reais, based on the following criteria:

         o Balance sheet accounts at the exchange rate at the end of the period.
         o Statement of income accounts at the exchange rate at the end of each month.

         Other investments are stated at the cost of acquisition, reduced by a provision to cover permanent losses.

     f)  Property, plant and equipment

         Are stated at acquisition or construction cost, less accumulated depreciation, inflation adjusted until December 31, 1995. Depreciation is computed by the straight-line method at annual rates taking into consideration the useful economic life of the assets, adjusted for the number of operating shifts, as shown in Note 8.

         Interest incurred on construction projects financing, modernization and expansion of industrial units is allocated to the costs of the corresponding construction in progress.

     g)  Deferred charges

         Represent pre-operating costs incurred in the implantation of management software, plant expansion and modernization, amortizable over a 5-year period as of the start of production.


     h) Current and noncurrent liabilities

         Current and noncurrent liabilities are stated at known or estimated amounts increased by charges as well as monetary and exchange variation through to the balance sheet date.

                                   SADIA S.A.

                             (In thousands of reais)
                                   (UNAUDITED)


3.   Summary of the Principal Accounting Practices (Continued)

     i)  Income and social contribution taxes

         Are computed on a monthly basis at the tax rates in force.

         The reconciliation of income and social contribution taxes as well as the deferred income and social contribution taxes on loss carryforwards and timing differences are shown in Note 13.

     j)  Employees' benefits

         Future employees' benefits are recorded based on actuarial studies prepared annually.

     K)  Consolidated financial statements

         The consolidated financial statements were prepared in conformity with the provisions of the Brazilian Securities Commission - CVM, including financial information on the operations of Sadia S.A. and its direct and indirect subsidiaries, as well as investments in companies whose corporate control is shared. The consolidated direct and indirect subsidiaries, together with shareholdings therein of the Company are listed below:

            SADIA INTERNATIONAL LTD.                                  100.00%
              Sadia Uruguay S.A.                                      100.00%
                Sadia Argentina S.A.                                    0.02%
              Sadia Chile S.A.                                         60.00%
              Sadia Argentina S.A.                                     99.98%
              Sadia Italia S.R.L.                                      99.99%
              Churrascaria Beijing Brazil Ltd. (*)                     50.00%
              Concordia Foods Ltd. (*)                                 50.00%
              Sadia Europe Ltd.                                       100.00%
            CONCORDIA S.A. C.V.M.C.C.                                 99.999%
            REZENDE OLEO LTDA.                                        100.00%
              Rezende Marketing e Comunicacoes Ltda.                    0.09%
              Concordia S.A. C.V.M.C.C.                                 0.01%
            REZENDE MARKETING E COMUNICACOES LTDA.                     99.91%
            SADIA G.M.B.H.                                            100.00%
              Laxness F. C. P. A. S.A.                                100.00%
            EZFOOD SERVICOS S.A. (*)                                   33.33%
            -----------------------------------------------------------------
            (*) "Joint-Ventures"

                                   SADIA S.A.

                             (In thousands of reais)
                                   (UNAUDITED)


     K)  Consolidated financial statements--Continued

         Intercompany transactions and balances were not included in the consolidated financial statements. Minority interest in subsidiaries was excluded from shareholders' equity and net income and separately presented in the consolidated balance sheet and statement of income.

         Assets, liabilities and result of operations for the quarter of investments whose control is shared were presented in the consolidated financial statements in proportion to the shareholdings of the Company in the investment whose control is shared.

         Reconciliation of shareholders' equity and net income of the Company and consolidated at March 31, 2003 is as follows.



                                                      Net income           Shareholders' equity
                                                       March 31          March 31     December 31
                                                      -------------------------------------------

FINANCIAL STATEMENTS - COMPANY                          93,129         1,356,817        1,263,688

  Elimination of unrealized profits on
  inventories
  in  intercompany  operations,
  net  of  tax effect                                  (9,313)           (11,347)          (2,034)
  Reversal of elimination of unearned income from
  inventories resulting from intercompany
  operations at 12.31.02                                 2,034             2,034               --
                                                      -------------------------------------------
FINANCIAL STATEMENTS - CONSOLIDATED                     85,850         1,347,504        1,261,654
                                                      ===========================================

                                   SADIA S.A.

                             (In thousands of reais)
                                   (UNAUDITED)


  4. Financial Investments and Marketable Securities


                                       Interest              Company                       Consolidated
                                      %(annual        --------------------------------------------------------
                                       average)        March 31      December 31      March 31    December 31
                                                      --------------------------------------------------------
     Short-term
     Local currency
     Bank deposit certificates          25,04          396,624         723,999        96,624        723,999
     Investment funds                   23,73          451,990         173,263        87,887        201,243
     Others                                                  3             501             3            501
                                                      --------------------------------------------------------
                                                       848,617         897,763       884,514        925,743
     FOREIGN CURRENCY
     Overnight                           1,20               -                -       123,725        116,504
     Receivables - Swap                                 18,002          45,720        74,640         45,720
                                                      --------------------------------------------------------
                                                        18,002          45,720       198,365        162,224
                                                      --------------------------------------------------------
                                                       866,619         943,483     1,082,879      1,087,967

     SHORT-TERM PORTION OF LONG-TERM INVESTMENTS
     -------------------------------------------
     FOREIGN CURRENCY
     National Treasury Notes            10,78           38,862          57,003        38,862         57,003
     Brazil Global 09                   12,72                -               -        35,112         17,176
     Brazil C Bearer Bonds              12,97                -               -        12,627          7,527
     Global Notes                       10,00                -               -           507            128
                                                      --------------------------------------------------------
                                                        38,862          57,003        87,108         81,834
                                                      --------------------------------------------------------
     TOTAL SHORT-TERM                                  905,481       1,000,486     1,169,987      1,169,801
                                                      ========================================================
     Long-term investments
     FOREIGN CURRENCY
     Brazil Global 09                   12.72                -               -       608,454        622,753
     Brazil C Bearer Bonds              12.97                -               -       229,462        234,728
     Receivables - Swap                                 33,768          75,777        33,768         75,777
     National Treasury Notes            10,78           38,862          67,579        38,862         67,579
     Global Notes                       10.00                -               -        15,596         16,028
                                                      --------------------------------------------------------
                                                        72,630         143,356       926,142      1,016,865
     LOCAL CURRENCY
     National Treasury Securities       12.00           15,846          14,524        15,846         14,524
     Bank deposit certificates          23.73           33,210          52,101        33,210         52,101
     Others                                                696             696           696            696
                                                      --------------------------------------------------------
                                                        49,752          67,321        49,752         67,321
                                                      --------------------------------------------------------
     TOTAL LONG-TERM                                  122,382          210,677       975,894      1,084,186
     Short-term portion of long-term
     Investments                                       (38,862)        (57,003)      (87,108)       (81,834)
                                                      --------------------------------------------------------
     LONG-TERM PORTION                                  83,520         153,674       888,786      1,002,352
                                                      ========================================================

     The short and long-term investments in foreign currency are linked to the exchange rate variation of the U.S. dollar.

                                   SADIA S.A.

                             (In thousands of reais)
                                   (UNAUDITED)


4.   Financial Investments and Marketable Securities (Continued)

     The maturity schedule as of March 31, 2003 for long-term investments is as follows:



                                                                  Company              Consolidated
                                                      ------------------------------------------------------
Maturity
     Short-term portion of long-term investments                      38,862             87,108
     2004                                                             26,355             68,114
     2005                                                             15,293             41,963
     2006                                                             23,335             50,005
     2007                                                              1,995             28,666
     2008                                                                  -             26,671
     2009 onwards                                                     16,542            673,367
                                                      ------------------------------------------------------
                                                                     122,382            975,894
                                                      ======================================================


5.   Inventories


                                                          Company                     Consolidated
                                             ---------------------------------------------------------------
                                                  March 31      December 31      March 31     December 31
                                             ---------------------------------------------------------------
    Finished goods and products for resale       187,481         191,308        229,286        209,163
    Livestock and poultry                        393,629         413,904        393,629        413,904
    Raw materials                                130,106         124,774        130,117        124,806
    Storeroom                                     25,790          24,991         25,790         24,991
    Packaging materials                           29,734          31,188         29,734         31,188
    Stock in transit                               4,706           2,480          5,108          2,882
    Work in process                               78,485          67,580         78,485         67,580
    Advances to suppliers                            842             647            845            649
    Imports in transit                             2,372           2,203          2,372          2,203
                                             ---------------------------------------------------------------
                                                 853,145         859,075        895,366        877,366
                                             ===============================================================


                                   SADIA S.A.

                             (In thousands of reais)
                                   (UNAUDITED)


6.   Recoverable Taxes


                                                          Company                     Consolidated
                                             ---------------------------------------------------------------
                                                  March 31      December 31      March 31     December 31
                                             ---------------------------------------------------------------

     IPI                                             151,875         152,308        152,229        152,662
     ICMS                                             65,504          63,839         68,209         65,665
     Income and social contribution taxes             19,819          17,720         21,960         19,731
     Others                                            9,780           6,132          9,862          6,229
                                             ---------------------------------------------------------------
                                                     246,978         239,999        252,260        244,287
                                             ===============================================================
     SHORT-TERM PORTION                              143,896         127,559        147,041        130,586
     LONG-TERM PORTION                               103,082         112,440        105,219        113,701


     IPI

     Corresponds to IPI tax credit on packaging and other materials and the special IPI tax credit for reimbursement of PIS/PASEP and COFINS taxes on exports.

     ICMS

     The balance to be compensated with taxes of the same nature generated by operations at various plants.

     INCOME AND SOCIAL CONTRIBUTION TAXES

     Represent income tax withholding on financial investments and income and social contribution tax prepayments via offsetting against federal taxes.

                                   SADIA S.A.

                             (In thousands of reais)
                                   (UNAUDITED)


7.   Investments


                                                                    NET
                                                                   INCOME
                                                                   (LOSS)
                                                         NET       FOR THE    EQUITY        INVESTMENT AT
                                                                                       ----------------------------
    Subsidiaries                             OWNERSHIP  EQUITY       YEAR     PICKUP      March 31    December 31
                                          -------------------------------------------------------------------------

    Sadia International Ltd.                 100.00%      216,495    (66,330)       57,251      216,495     159,244
    Concordia S.A. CVMCC                     99.999%       36,637        531           676       36,637      35,960
    Sadia G.M.B.H.                           100.00%      138,339     22,140        15,133      138,339     123,207
    Rezende Oleo Ltda.                       100.00%                     (13)          (13)
                                                              (12)                                    -           -
    Rezende Marketing e Comun. Ltda.          99.91%          (29)        (1)           (1)
                                                                                         -           -
    BRF Trading S.A.                          50.00%            -          -             -            9           -
    EzFood Servicos S.A.                      33.33%        3,045     (2,169)         (816)       1,015       1,304
                                                                                 ----------------------------------
    TOTAL IN SUBSIDIARIES                                                           72,230      392,486     319,715
                                                                                 ----------------------------------
    Other investments                                                                   --        1,384       1,384
                                                                                 ----------------------------------
    TOTAL INVESTMENTS OF THE COMPANY                                                72,230      393,870     321,099
                                                                                 ----------------------------------
    Other investments of subsidiaries/affiliates                                        --       13,972      11,128
    Investments not consolidated                                                   (88,077)    (392,486)   (319,715)
                                                                                 ----------------------------------
    TOTAL CONSOLIDATED INVESTMENTS                                                 (15,847)      15,356      12,512
                                                                                 ==================================


     Company: - investments, valued by the equity method, generated a net accumulated gain at March 31, 2003 of R$72,230; (operating of R$72,178, loss on investments of R$16,087 and nonoperating of R$52).

     Consolidated: - investments, valued by the equity method, generated net accumulated gain at March 31, 2003 of R$15,847; (operating of R$15,899, referring to loss on the translation of investments in foreign currency, recorded as operating result and nonoperating of R$52).

                                   SADIA S.A.

                             (In thousands of reais)
                                   (UNAUDITED)


8.   Property, Plant and Equipment


                                      Average            Company                    Consolidated
                                                   ---------------------------------------------------------
                                       Rate        March 31      December 31     March 31      December 31
                                    -------------------------------------------------------------------------
     Buildings                           4%           675,280        674,162        680,467         678,849
     Machinery and equipment            15%           770,384        761,911        778,497         769,675
     Installations                      10%           168,708        166,161        168,949         166,244
     Vehicles                           27%            18,629         18,656         18,835          18,710
     Forestation and reforestation       -             14,999         14,276         14,999          14,276
     Trademarks and patents             10%             1,967          1,963          1,981           1,977
     Construction in progress            -             44,410         54,495         44,410          54,495
     Advances to suppliers               -              3,369          7,384          3,401           7,386
     Others                              -              1,567            227          1,605             785
                                    -------------------------------------------------------------------------
                                                    1,699,313      1,699,235      1,713,144       1,712,397
     Depreciation                                    (821,157)      (804,663)      (826,370)       (809,479)
                                    -------------------------------------------------------------------------
                                                      878,156        894,572        886,774         902,918
                                    =========================================================================

     The portion of interest incurred in the financing of modernization projects and expansion of the industrial units was recorded in cost of the respective construction in progress in the amount of R$1,929 (R$674 in March 31, 2002).

     The Company maintains certain assets for sale, mainly related to the discontinued operations of Lapa Alimentos and the Granja Rezende administrative center, in addition to other assets considered inadequate for current operations, for their net realizable value.

     At March 31, 2003, the estimated realizable value was R$32,643 (R$32,680 in December 31, 2002), already deducted the costs to be incurred in the sale, and R$11,842 of this amount is classified as assets held for sale (R$11,879 in December 31, 2002) and R$20,801 is classified as long-term (R$20,801 in December 31, 2002). Company management has been developing initiatives for the sale of these assets in the short run.

9.   Deferred Charges


                                                           Company                     Consolidated
                                       Average     ----------------------------------------------------------
                                        Rate       March 31      December 31     March 31      December 31
                                                   -----------------------------------------------------------

     Preoperating expenses              20%           225,416        224,380        233,233         231,627
     Products development               20%             8,524          8,524          8,524           8,524
     Others                             20%                66             57            148             130
                                                   -----------------------------------------------------------
                                                      234,006        232,961        241,905         240,281
     Amortization                                    (136,627)      (127,213)      (143,306)       (133,263)
                                                   -----------------------------------------------------------
                                                       97,379        105,748         98,599         107,018
                                                   ===========================================================

                                   SADIA S.A.

                             (In thousands of reais)
                                   (UNAUDITED)


10.  Loans and Financing - Short-Term



                                                               Company                    Consolidated
                                                   -----------------------------------------------------------
                                                     March 31      December 31       March 31     December 31
SHORT-TERM
FOREIGN CURRENCY

Credit lines for the development of
foreign trade, with interest rate from
0,50% to 6.00 % p.a.,guaranteed by
promissory notes or sureties.                                              -          691,834        522,065


Advance on Foreign Exchange Contracts
subject to Libor - 06 months (1.27% in
March 2003) and interest of 5.63% p.a.,
guaranteed by promissory notes or
sureties.                                           524,450          740,876          524,450        740,876

Payables - Swap                                      14,275                -           14,275              -
                                                   -----------------------------------------------------------
                                                    538,725          740,876        1,230,559      1,262,941
Local currency

Rural lines of credit and loans for
working capital
with interest of 8.75% p.a.                         185,921          191,709          185,921        191,709
                                                   -----------------------------------------------------------
                                                    724,646          932,585        1,416,480      1,454,650
SHORT-TERM PORTION OF LONG-TERM DEBT
FOREIGN CURRENCY

IFC - (International Finance
Corporation) funding in foreign currency
for investments payable in installments,
of which R$ 57,626 is subject to
interest at the rate of 8.52% p.a., R$
12,254 at 9.05% and R$ 7,321 subject to
Libor variation for 6-month deposits
(1.27% in March 2003) plus annual
interest of 2.5%, guaranteed by real
estate mortgages.                                    77,201           66,621           77,201         66,621


Export financing composed by prepayment
subject to Libor variation for 6-month
deposits (1.27% in March 2003) plus
annual interest of 5.87%, guaranteed by
promissory notes or sureties.                        91,358           98,670           91,358         98,670

BNDES (National Bank for Economic and
Social Development), credit lines for
investments and exports, composed as
follows: FINEM in the amount of R$23,605
subject to weighted average of exchange
variation of currencies traded by BNDES
- UMBNDES and fixed interest of 3.50%
and FINAME EXIM in the amount of R$6,649
subject to weighted average of exchange
variation of currencies traded by
BNDES-UMBNDES and fixed interest of
3.86%, guaranteed by mortgage bond and
real estate mortgage.                                30,254           32,473           30,254         32,473

Others                                                6,092            8,431           10,250         11,522
                                                   -----------------------------------------------------------
                                                    204,905          206,195          209,063        209,286


                                   SADIA S.A.

                             (In thousands of reais)
                                   (UNAUDITED)


10.  Loans and Financing - Short-Term (Continued)


                                                               Company                    Consolidated
                                                   -----------------------------------------------------------
                                                     March 31      December 31       March 31     December 31

LOCAL CURRENCY

BNDES (National Bank for Economic and
Social Development), credit lines for
investments and exports, composed as
follows: FINAME in the amount of R$
6,942 subject to Long-Term Interest Rate
-TJLP (11.0% p.a. in March 2003) and
interest of 3.19% p.a., FINAME-EXIM in
the amount of R$ 241,335 subject to TJLP
(11.0% p.a. in March 2003) and interest
of 1.39% p.a. and FINEM in the amount of
R$ 22,351 subject to TJLP (11.0% p.a. in
March 2003) and interest of 3.49% p.a.,
guaranteed by mortgage bond and real
estate mortgage.                                    270,628          332,116          270,628        332,116

PESA - Special Aid for Agribusiness
payable in installments, subject to IGPM
variation and annual interest of 9.89%
p.a., guaranteed by sureties.                         6,622            6,120            6,622          6,120

Others                                                   --              332               --            332
                                                  -----------------------------------------------------------
                                                    277,250          338,568          277,250        338,568
                                                  -----------------------------------------------------------
                                                    482,155          544,763          486,313        547,854
                                                  -----------------------------------------------------------
Total short-term                                  1,206,801        1,477,348        1,902,793      2,002,504
                                                  ===========================================================



     At March 31, 2003 the weighted average interest on short-term loans was 4.90% and (5,12% in December 31, 2002).


11.  Loans and Financing - Long-Term


                                                               Company                    Consolidated
                                                   -----------------------------------------------------------
                                                     March 31      December 31       March 31     December 31

FOREIGN CURRENCY


IFC - (International Finance
Corporation) funding in foreign currency
for investments payable in installments
up to 2008, of which R$ 315,815 is
subject to interest at the rate of 8.52%
p.a., R$ 67,021 at 9.05% and R$ 7,321
subject to Libor variation for 6-month
deposits (1.27% in March 2003) plus
annual interest of 2.5%, guaranteed by
real estate mortgages.                              390,157          419,951          390,157        419,951

Export financing composed by prepayment,
payable in installments up to 2006,
subject to Libor variation for 6-month
deposits (1.27% in March 2003) plus
annual interest of 5.87%, guaranteed by
promissory notes or sureties.                       604,351          527,345          604,351        527,345


BNDES (National Bank for Economic and
Social Development), credit lines for
investments and exports, payable from
2003 to 2008, composed as follows: FINEM
in the amount of R$80,361 subject to
weighted average of exchange variation
of currencies traded by BNDES - UMBNDES
and fixed interest of 3.50% and FINAME
EXIM in the amount of R$51,989 subject
to weighted average of exchange
variation of currencies traded by
BNDES-UMBNDES and fixed interest of
3.86%, guaranteed by mortgage bond and
real estate mortgage.                               132,350          142,429          132,350        142,429
Others                                               21,596           25,077           29,475         36,251
                                                  -----------------------------------------------------------
                                                  1,160,493        1,114,802        1,168,372      1,125,976
                                                  ============================================================

                                   SADIA S.A.

                             (In thousands of reais)
                                   (UNAUDITED)


11.  Loans and Financing - Long-Term (Continued)


                                                               Company                    Consolidated
                                                   -----------------------------------------------------------
                                                     March 31      December 31       March 31     December 31
                                                   -----------------------------------------------------------
LOCAL CURRENCY
BNDES (National Bank for Economic and
Social Development), credit lines for
investments and exports, payable from
2003 to 2008, composed as follows:
FINAME in the amount of R$ 21,215
subject to Long-Term Interest Rate -TJLP
(11.0% p.a. in March 2003) and interest
of 3.19% p.a., FINAME-EXIM in the amount
of R$ 356,685 subject to TJLP (11.0%
p.a. in March 2003) and interest of
1.93% p.a. and FINEM in the amount of R$
77,105 subject to TJLP (11.0% p.a. in
March 2003) and interest of 3.49% p.a.,
guaranteed by mortgage bond and real
estate mortgage.                                    455,005          518,595          455,005        518,595

PESA - Special Aid for Agribusiness
payable in installments from 2003 to
2020, subject to IGPM variation and
annual interest of 9.89% p.a.,
guaranteed by sureties.                             108,302          105,130          108,302        105,130
Others                                                2,689            3,313            2,689          3,313
                                                 -------------------------------------------------------------
                                                    565,996          627,038          565,996        627,038
                                                   -----------------------------------------------------------
                                                  1,726,489        1,741,840        1,734,368      1,753,014
                                                 -------------------------------------------------------------
Short-term portion of long-term debt               (482,155)        (544,763)        (486,313)      (547,854)
                                                 -------------------------------------------------------------
 Total long-term                                  1,244,334        1,197,077        1,248,055      1,205,160
                                                 =============================================================


Loans and financing in foreign currency are indexed to the U.S. dollar and BNDES basket of currencies (UMBNDES).

The payment schedule of noncurrent portions at March 31, 2003 is as follows:


                                                   Company       Consolidated
                                              ----------------------------------
Maturity
     Short-term portion of long-term debt             482,155          486,313
     2004                                             361,239          364,960
     2005                                             352,190          352,190
     2006                                             254,763          254,763
     2007                                              90,542           90,542
     2008                                              83,920           83,920
     2009 onwards                                     101,680          101,680
                                                   -----------------------------
                                                    1,726,489        1,734,368
                                                   =============================

                                   SADIA S.A.

                             (In thousands of reais)
                                   (UNAUDITED)


12.  CONTINGENCIES

     The Company and its subsidiaries have several claims of labor, civil and tax nature in progress, resulting from its normal business activities.

     The respective provisions for contingencies were constituted based on the evaluation by the legal counsel of claims for which an unfavorable outcome is likely. Whenever necessary, judicial deposits were made.

     Fiscal and corporate books of the Company are subject to inspection by tax authorities for different statute of limitations, according to applicable law.

     The Company management believes that the provision for contingencies shown below is sufficient to cover any losses on the judicial actions.


                                                               Company                    Consolidated
                                                   -----------------------------------------------------------
                                                     March 31      December 31       March 31     December 31
                                                   ----------------------------------------------------------

     Tax litigation                                     31,501      27,248            33,825      29,572
     Civil litigation                                   16,961      16,261            16,961      16,261
     Labor claims                                       11,996      11,418            12,076      11,440
                                                   ----------------------------------------------------------
                                                        60,458      54,927            62,862      57,273
                                                   ==========================================================


     Tax litigation

     The main tax contingencies involve the following cases:

     INCOME AND SOCIAL CONTRIBUTION TAXES:

     Provision for income and social contribution taxes set up on the acquisition of the subsidiary Granja Rezende (merged in 2002) to face a probable contingency of R$5,376.

     STATE VAT (ICMS):

     The Company is defendant in several administrative cases involving ICMS, mainly in the States of Sao Paulo, Rio de Janeiro and Amazonas, totaling a probable contingency estimated at R$ 20,927.

                                   SADIA S.A.

                             (In thousands of reais)
                                   (UNAUDITED)


12. CONTINGENCIES (Continued)

     NATIONAL INSTITUTE OF SOCIAL SECURITY (INSS)

     The Company filed a contestation against collection of the contribution to the National Institute of Social Security (INSS) on salaries of third parties rendering services in civil construction work at the Uberlandia Unit, due to joint liability. This case started before the acquisition of Granja Rezende by Sadia. This contingency was estimated at R$3,213.

     OTHER TAX CONTINGENCIES:

     Several cases related to payment of IOF (Tax on Financial Operations), PIS (Social Integration Program Tax), COFINS (Tax for Social Security Financing) and other totaling a probable loss of R$ 4,309.

     IPI Credit Premium  - Decree Law No. 491/69

     Sadia S.A., successor of the merged companies Sadia Concordia S.A. and Frigobras Companhia Brasileira de Frigorificos S.A., has been claiming through judicial proceedings the benefit of the IPI credit premium on exports, under Decree Law No. 491/69, for the period from 1981 to 1990.

     Sadia Concordia and Frigobras obtained final unappealable decisions from the Regional Federal Court of the 1st Region, based on the decision of unconstitutionality handed down at the Plenary Meeting of the Federal Supreme Court - STF in May 2002. Based on these decisions and on the opinion of legal advisors that there is no possibility of appealing on the part of the Federal Government, the Company recognized the tax credit referring to the legal action involving Sadia Concordia and Frigobras.

     The Company is still awaiting the judgment of the judicial proceeding involving Frigobras for the period from December 1988 to October 1990 to recognize the corresponding tax credit.

                                   SADIA S.A.

                             (In thousands of reais)
                                   (UNAUDITED)


12. CONTINGENCIES (Continued)

     Civil Litigation

     Represents principally proceedings involving claims for indemnity for losses and damages, including pain and suffering, arising from work-related accidents and consumer relations in the amount of R$9,354 and several civil claims in connection with issues related to poultry genetics matters in the amount of R$ 7,607.

     Labor Claims

     There are approximately 1600 labor claims against the Company, none of them involving significant amount on an individual basis for which a provision was set up in the amount of R$ 12,076. These claims involve mainly the payment of overtime, health exposure and hazard additional.


13.  INCOME AND SOCIAL CONTRIBUTION TAXES

     Income and social contribution taxes were calculated at applicable rates, as follows:

     a) Reconciliation of expenses related to income and social contribution taxes

                                                               Company                Consolidated
                                                        --------------------------------------------
                                                          Mar/03      Mar/02      Mar/03      Mar/02
                                                        --------------------------------------------
INCOME BEFORE INCOME AND SOCIAL CONTRIBUTION TAXES       127,170      14,921     118,552      31,979
IRPJ AND CSLL AT NOMINAL RATES                           (40,308)    (43,238)     (5,073)    (10,873)
ADJUSTMENT TO CALCULATE THE EFFECTIVE RATES
PERMANENT DIFFERENCES
    Equity pickup                                         24,558      15,337      24,628       5,377
    Others                                                (5,554)      2,751      (7,093)      1,421
    Reversal of the provision at realizable  value of
    IR/CS on income from foreign sources                  (5,508)         --      (5,508)         --
                                                        --------------------------------------------
INCOME AND SOCIAL CONTRIBUTION TAXES AT EFFECTIVE
RATES                                                    (29,742)     13,015     (28,281)     (4,075)
                                                        ============================================


                                   SADIA S.A.

                             (In thousands of reais)
                                   (UNAUDITED)


13. INCOME AND SOCIAL CONTRIBUTION TAXES (continued)

    b) Composition of the balance of deferred income and social contribution taxes

                                                                   COMPANY                CONSOLIDATED
                                                           --------------------------------------------------
                                                           MARCH 31    DECEMBER 31   MARCH 31     DECEMBER 31
                                                           --------------------------------------------------
ASSETS:
DEFERRED TAXES:
   Provision for contingencies                               20,829        18,948      20,829        18,948
   Provision for employees bonus                                                -                         -
   Tax loss                                                  28,394        42,490      28,394        42,490
   Summer plan depreciation                                   5,764         5,972       5,764         5,972
   Others                                                     5,273         6,134       8,051         6,783
                                                           --------------------------------------------------
TOTAL DEFERRED TAX ASSETS                                    60,260        73,544      63,038        74,193
                                                           --------------------------------------------------
LIABILITIES:
DEFERRED TAXES:
   Depreciation - rural activity                              9,123         8,399       9,123         8,399
   Accelerated depreciation with incentives                      33            34          33            34
   Pension Plan - FAF                                        17,626        17,626      17,626        17,626
   Provision for losses arising abroad                                          -                         -
                                                           --------------------------------------------------
TOTAL DEFERRED TAX LIABILITIES                               26,782        26,059      26,782        26,059

                                                           --------------------------------------------------
TOTAL TAXES, NET                                             33,478        47,485      36,256        48,134
                                                           ==================================================

Short-term portion, net                                      19,061        25,693      19,061        25,693
LONG-TERM PORTION, NET                                       14,417        21,792      17,195        22,441
                                                           ==================================================

14.  SHAREHOLDERS' EQUITY

     a) Statement of changes in shareholders' equity

                                                              INCOME       TREASURY     RETAINED
                                               CAPITAL        RESERVE       SHARES      EARNINGS      TOTAL
                                              ---------------------------------------------------------------
BALANCE AT DECEMBER 31, 2002                   700,000        468,413        (198)       95,473     1,263,688
    Net income for the period                        -              -            -       93,129        93,129
                                              ---------------------------------------------------------------
BALANCE AT MARCH 31, 2003                      700,000        468,413        (198)      188,602     1,356,817
                                              ===============================================================


                                   SADIA S.A.

                             (In thousands of reais)
                                   (UNAUDITED)


14. SHAREHOLDERS' EQUITY (Continued)

     b)  Capital

         Subscribed and paid-in capital is represented by the following number of shares at March 31, 2003 and December 31, 2002:

Common shares                                                257,000,000
Preferred shares                                             426,000,000
                                                             -----------
Total shares                                                 683,000,000
Preferred shares in treasury                                    (304,288)
                                                             -----------
Total outstanding shares                                     682,695,712
                                                             ===========
     c)  Treasury stock

         The Company's treasury stock is made up of 304 lots of 1,000 preferred shares for future sale and/or cancellation.

     d)  Market value

         The market value of Sadia S.A. shares, according to the 2003 average quotation of shares negotiated on the Sao Paulo Stock Exchange - BOVESPA corresponded at March 31, 2003 to R$1,150.00 per thousand shares (R$1,360.00 at December 31, 2002). Net equity on that date was R$1,987.44 per thousand shares (R$1,851.03 at December 31, 2002).


15.  FINANCIAL INCOME

                                                                  Company                 Consolidated
                                                           ------------------------------------------------
                                                            Mar/03       Mar/02       Mar/03        Mar/02
                                                           ------------------------------------------------
         FINANCIAL EXPENSES:
         Interest                                            (76,086)     (18,962)     (79,558)     (33,145)
         Monetary variations - liabilities                    (8,398)      (3,544)      (8,402)      (3,068)
         Exchange variations - liabilities                    98,504       (7,498)      99,062      (44,735)
         Others                                              (14,917)      (8,772)     (13,036)     (12,354)
                                                           ------------------------------------------------
                                                                (897)     (38,776)      (1,934)     (93,302)
                                                           ================================================
         FINANCIAL INCOME:
         Interest                                             69,045        9,676       94,380       28,171
         Monetary variations - assets                          2,351          217          459       12,077
         Exchange variations - assets                        (89,668)       4,810      (51,800)       8,866
         Others                                                6,801        1,362        8,083        6,006
                                                           ------------------------------------------------
                                                             (11,471)      16,065       51,122       55,120
                                                           ================================================
                                                             (12,368)     (22,711)      49,188      (38,182)
                                                           ================================================

                                   SADIA S.A.

                             (In thousands of reais)
                                   (UNAUDITED)


16.  FINANCIAL INSTRUMENTS

     a)  Risk management

         The Company has a financial committee, which is responsible for defining strategies, determination of position limits and exposure to exchange variation resulting from international operations and borrowings in foreign currency. As such, the Company maintains short-term investments denominated in U.S. dollars as hedge against the effects of exchange variation on borrowings also denominated in U.S. dollars.

         Further, to minimize the effects of exchange variation, derivative instruments are used as a foreign exchange block, rate swap (dollar to CDI), N.D.F. (Note Deliverable Forward), in addition to receivables in U.S. dollars from exports, which also reduce exchange variation exposure as a "natural hedge".

     b) Estimated market value

         Financial assets and liabilities are presented in the balance sheet at cost plus accrued income and expenses and recorded according to the corresponding expected realization.

         Consolidated nominal value of outstanding rate swap at March 31, 2003 was R$868,753 (R$812,280 in December 31, 2002). The market value of derivative contracts at March 31, 2003, estimated based on market price quotations for similar contracts, approximated corresponding book values. Differences in receivables in connection with these contracts are included in short-term investments under Receivables-Swap in the amount of R$108,408 (R$121,497 net payable in December 31, 2002) and in the statement of income under income (expense) from exchange variation.

         Estimated market values of financial instruments as compared with accounting balances are presented in the table below:

                                                                            Consolidated
                                                         ------------------------------------------------------
                                                             March 31, 2003            December 31, 2002
                                                         ------------------------------------------------------
                                                         Book value   Market value    Book value   Market value
                                                         ------------------------------------------------------
         Cash                                                75,963        75,963       142,983       142,983
         Short-term investments - local currency            934,266       934,266       993,064       993,064
         Short-term investments - foreign currency        1,124,507     1,098,111     1,179,089     1,002,421
         Trade accounts receivable                          609,915       609,915       415,212       415,212
         Loans and financing                              3,150,848     3,150,848     3,207,664     3,207,664
         Trade accounts payable                             304,299       304,299       250,400       250,400


                                   SADIA S.A.

                             (In thousands of reais)
                                   (UNAUDITED)


16.  FINANCIAL INSTRUMENTS (Continued)

     c)  Credit risk

         The Company is potentially exposed to credit risk in relation to its trade accounts receivable, short-term investments and derivative instruments. The Company limits the risk in connection with these financial instruments placing them with highly rated financial institutions. The Company does not require guarantee for these financial instruments.

         The concentration of credit risk in relation to accounts receivable is minimized due to the significant number of customers. As a rule, the Company does not require guarantee for accounts receivable. An allowance for doubtful accounts was set up based on losses on receivables expected by management.

         Expenses with doubtful accounts total R$2,608 at March 31, 2003 (R$ 2,708 in March 31, 2002).

     d)  Financial indebtedness

         Financial indebtedness comprises financial assets (cash, banks and short-term investments) and financial liabilities (loans), the composition of which at March 31 is shown below:

                                                            Consolidated
                                ----------------------------------------------------------------------
                                         March 31, 2003                       December 31, 2002
                                ----------------------------------------------------------------------
                                                           Net                                   Net
                                 Assets    Liabilities     debt       Assets    Liabilities      debt
                                ----------------------------------------------------------------------
       SHORT-TERM
       Local currency             951,559     698,116     253,443    1,057,623      814,424    243,199
       Foreign currency           294,391   1,204,677    (910,286)     255,161    1,188,080   (932,919)
                                ----------------------------------------------------------------------
                                1,245,950   1,902,793    (656,843)   1,312,784    2,002,504   (689,720)
                                ======================================================================
       LONG-TERM
       Local currency              49,752     922,554    (872,802)      67,321      816,603   (749,282)
       Foreign currency           839,034     325,501     513,533      935,031      388,557    546,474
                                ----------------------------------------------------------------------
                                  888,786   1,248,055    (359,269)   1,002,352    1,205,160   (202,808)
                                ----------------------------------------------------------------------
                                2,134,736   3,150,848  (1,016,112)   2,315,136    3,207,664   (892,528)
                                ======================================================================


                                   SADIA S.A.

                             (In thousands of reais)
                                   (UNAUDITED)


17.   INSURANCE (UNREVIEWED)

      The Company and its subsidiaries adopt the policy of maintaining insurance coverage at levels considered to be appropriate by management to cover any risks related to liability or damages involving their assets. Due to the characteristics of its operations carried out in multiple locations, management retains insurance coverage under the concept of maximum possible loss in one event, which covers fire, comprehensive general liability and miscellaneous risks (storm, lightning and flood). Additionally, the Company retains insurance coverage for the transportation of goods, personal injury and vehicles.

18.   TRANSACTIONS AND BALANCES WITH RELATED PARTIES

      Transactions with related parties are made at normal market prices and conditions similar to those with unrelated parties. Intercompany balances presented in the balance sheet as of March 31, 2003 are set out below compared with the corresponding balances as of December 31, 2002, together with intercompany balances presented in the statement of income as of March 31, 2003 compared with the corresponding balances as of March 31, 2002:

                                            BALANCE SHEET ACCOUNTS
                                     Current            Noncurrent            Current           Noncurrent
     Company                         Assets               Assets            liabilities        Liabilities
                               --------------------------------------------------------------------------------
                               Mar/2003   Dec/2002  Mar/2003  Dec/2002  Mar/2003  Dec/2002   Mar/2003  Dec/2002
                               --------------------------------------------------------------------------------

     Sadia International Ltd.   114,746    213,978    27,954    27,110  (36,729)  (23,036)         -        -
     Sadia Argentina S.A.         1,549      2,243         -         -        -          -         -        -
     Sadia Uruguay S.A.             596      1,021         -         -        -          -         -        -
     Sadia Chile S.A.               937        611         -         -        -          -         -        -
     Laxness F. C. P. A. S.A.   126,178    125,584         -         -        -          -         -        -
     Concordia C.V.M.C.C.         2,716      2,716         -         -        -          -         -        -
     BRF Trading S.A.                 -         80         -         -        -          -         -        -
     Rezende Oleo Ltda.               -          -         -         -        -          -     (801)    (823)
     Rezende Marketing e
     Comun. Ltda.                     -          -        51        50        -          -         -        -
                               --------------------------------------------------------------------------------
                                246,722    346,233    28,005    27,160  (36,729)  (23,036)     (801)    (823)
                               ================================================================================


                                                          STATEMENT OF INCOME ACCOUNTS
                               -----------------------------------------------------------------------------
    Company                              Purchase                     Sale                  Financial
                               -----------------------------------------------------------------------------
                                   Mar/2003     Mar/2002     Mar/2003     Mar/2002     Mar/2003    Mar/2002
                               -----------------------------------------------------------------------------
    Sadia International Ltd.               -            -      133,011       258,502     (1,290)      6,433
    Sadia Argentina S.A.                   -            -        1,115           724           -          -
    Sadia Uruguay S.A.                     -            -          923           693           -          -
    Sadia Chile S.A.                       -            -        2,205         1,961           -          -
    Laxness F. C. P. A. S.A.               -            -      288,220             -           -          -
    Granja Rezende S.A.                    -    (201,903)            -        16,251           -          -
                               -----------------------------------------------------------------------------
                                           -    (201,903)      425,474       278,131     (1,290)      6,433
                               =============================================================================


                                   SADIA S.A.

                             (In thousands of reais)
                                   (UNAUDITED)


19.  PRIVATE PENSION PLAN

     a) Pension plan for defined benefits

      The Company and its subsidiary Concordia S.A. CVMCC are the sponsors of a supplementary social security plan under the defined benefit arrangement for its employees and managed by the Attilio Francisco Xavier Fontana Foundation.

      The pension supplementary benefit is defined as being the difference between (i) the benefit wage (updated average of the last 12 participation salaries, limited to 80% of the last participation salary) and (ii) the amount of pension paid by the National Institute of Social Security. Supplementary benefit is updated on the same base date and based on the indices applicable to the category of the main activity of the Company, actual gains discounted.

     The actuarial system is that of capitalization for supplementary retirement and pension income and of simple apportionment for other benefits.

     The sponsoring companies' contribution is based on a fixed percentage of the payroll of active participants, as annually recommended by independent actuaries and approved by the trustees of the Fundacao Attilio Francisco Xavier Fontana.

     The parent company contributions totaled at March 31, 2003 and 2002, R$434 and R$347, respectively, and R$440 and R$384 in consolidated, respectively.

     According to the Foundation's bylaws, the sponsoring companies are jointly liable for the obligations undertaken by the Foundation before its participants and dependents.

     On March 31, 2003, the Foundation had 29,602 participants (31,456 in December 31, 2002), 26,408 of which being active participants, i.e. paying contributions (28,293 in December 31, 2002).

     On December 31, 2002 the private pension plan of the Attilio Francisco Xavier Fontana Foundation no longer accepted new participants, the surplus existing at this date being earmarked for maintenance of the benefit to all those assisted.

                                   SADIA S.A.

                             (In thousands of reais)
                                   (UNAUDITED)


19.  PRIVATE PENSION PLAN (Continued)

     b) Pension plan for defined contribution

     As from January 1, 2003 the Company started to offer a new private pension plan supplementing the pension paid by the government for defined contribution to all employees hired by Sadia, its subsidiaries and the Foundation. Under the terms of the pension fund by-laws, the contribution on the part of the Company is equal to that on the part of employees, being based on employees' salary. For employees whose salary is less than a defined limit, the contribution on the part of the Company is of up to 1.5% of the employee monthly salary. For employees whose salary is more than said limit, Company contribution is of up to 6% of employees monthly salary. Contributions made by the Company in 2003 totaled R$77.

     In addition to the pension plan the Company offers the following benefits:

     o Payment of the penalty in connection with Government Severance Indemnity Fund for Employees on employee retirement;

     o    Payment of bonus for length of service;

     o    Payment of indemnification on dismissal; and

     o    Payment of indemnification on retirement.


20.  ADDITIONAL INFORMATION

     The statements of cash flow and added value are presented as Additional Information to the annual financial information.

     a)  Statement of Cash Flow

         The statement of cash flow was prepared by the indirect method based on accounting records in accordance with the instructions established in the NPC 20 of the Brazilian Institute of Independent Auditors - IBRACON.

                                   SADIA S.A.

                             (In thousands of reais)
                                   (UNAUDITED)


20. Additional Information (Continued)

                                                         Company                   Consolidated
                                                   ----------------------------------------------------
                                                    March 31     December 31    March 31    December 31
                                                   ----------------------------------------------------

  NET INCOME FOR THE YEAR                              93,129      236,126       85,850       234,092
  Adjustments to reconciled net income to
  cash generated by operating activities
    Variation in minority interest                                       -         (390)           337
    Accrued interest, net of interest paid            (42,336)     276,105      (51,602)       185,569
    Depreciation, amortization and depletion           32,249      113,924       32,400        122,485
    Equity pickup                                     (72,230)    (217,681)      15,847        (89,314)
    Deferred taxes                                     14,007      (24,470)      11,878          2,978
    Contingencies                                       5,531       15,053        5,589            484
    Permanent asset disposals                              93        6,154          502          5,293
  Variation in operating assets and liabilities:
    Trade notes receivable                            (37,796)     (93,303)    (193,862)           200
    Inventories                                         5,930     (348,007)     (18,000)      (215,729)
    Recoverable taxes, prepaid expenses and others    (17,792)      28,710      (30,975)       (59,431)
    Assets for sale                                        37      (22,396)          37              -
    Judicial deposits                                  (2,487)     (13,225)      (2,487)       (12,331)
    Trade accounts payable                             53,465       20,853       53,899         74,648
    Advances from customers                              (986)        (116)          52         (1,273)
    Taxes payable, salaries payable and others        (14,094)      67,971      (17,711)        85,488
                                                   ----------------------------------------------------
  NET CASH GENERATED BY OPERATING ACTIVITIES           16,720       45,698     (108,973)       333,496
  INVESTMENT ACTIVITIES:
    Funds from sale of permanent assets                   613        4,934          613          7,530
    Purchase of permanent assets                      (11,154)    (135,480)     (11,179)      (121,352)
    Short-term investments                           (339,386)  (1,293,202)    (417,440)    (1,498,696)
    Investment redemption                             447,834      587,120      448,663        773,391
    Net cash from investment activities                97,907     (836,628)      20,657       (839,127)
  LOANS:
    Loans received                                    468,930    1,764,512      673,426      2,002,265
    Loans repaid                                     (593,173)    (796,566)    (596,483)    (1,325,787)
    Dividends paid                                    (55,647)     (73,794)     (55,647)       (73,794)
                                                   ----------------------------------------------------
  NET CASH FROM LOANS                                (179,890)     894,152       21,296        602,684
                                                   ----------------------------------------------------
    Cash at beginning of year                         131,850       28,628      142,983         45,930
    Cash at end of year                                66,587      131,850       75,963        142,983
                                                   ----------------------------------------------------
  INCREASE IN CASH, NET                               (65,263)     103,222      (67,020)        97,053
                                                   ====================================================


     b)  STATEMENT OF CONSOLIDATED ADDED VALUE

         The added-value statement presents generation and distribution of revenues as presented in the statement of income for the period. Said revenues were basically distributed among human resources, third-party capital, government and shareholders.

                                   SADIA S.A.

                             (In thousands of reais)
                                   (UNAUDITED)


20.      ADDITIONAL INFORMATION (Continued)

         The added-value statement was prepared based on the model provided by the Institute for Accounting, Actuarial and Financial Research of the University of Sao Paulo.

                                                                   Consolidated
                                                             --------------------------
                                                             Mar/2003         Mar/2002
                                                             --------------------------
REVENUES/INCOME                                              1,403,543        1,033,184
---------------                                              --------------------------
- REVENUES GENERATED BY OPERATIONS                           1,371,500          964,413
                                                             --------------------------
      Sale of products, goods and services                   1,371,500          964,413
- INCOME FROM THIRD PARTIES                                     32,043           68,771
                                                             --------------------------
      Other operating results                                   (4,589)          (4,082)
      Financial income                                          51,122           55,119
      Equity pickup                                            (15,847)          15,920
      Other nonoperating results                                 1,357            1,814
RAW MATERIALS FROM THIRD PARTIES                              (733,483)        (474,400)
SERVICES RENDERED BY THIRD PARTIES                            (261,043)        (195,896)
VALUE ADDED TO BE DISTRIBUTED                                  409,017          362,888
                                                             --------------------------
DISTRIBUTION OF VALUE ADDED
- HUMAN RESOURCES                                              140,144          114,605
                                                             --------------------------
- INTEREST ON THIRD-PARTY CAPITAL                               (5,422)          87,606
- GOVERNMENT                                                   153,806           98,012
                                                             --------------------------
      ICMS                                                      85,943           68,373
      PIS/COFINS                                                31,785           19,470
      Income and social contribution taxes                      28,281            4,075
      CPMF and others                                            7,797            6,094
- RETENTION                                                    120,489           62,665
                                                             --------------------------
      Depreciation/Amortization/Depletion                       32,400           30,110
      Retained profits                                          85,481           27,904
      Others                                                     2,608            4,651



21.  SUBSEQUENT EVENTS

     At the end of April 2003, the Company reviewed its financial strategy in relation to public securities denominated Brazil C Bearer Bonds, eventually deciding to sell them. This strategy change is due to the following aspects:

     a) Better matching of receipt dates of these bonds with the maturity of noncurrent loans; and

     b) Recovery in the quotation of these bonds due to the decrease in the Brazil risk.

Financial settlement will occur on May 5, 2003 and will generate gain of approximately R$10,000.

     Board of Directors

Romano Ancelmo Fontana Filho                 Chairman
Attilio Fontana Neto                         Member
Osorio Henrique Furlan                       Member
Ottoni Romano Fontana Filho                  Member
Sergio Fontana dos Reis                      Member
Marise Pereira Fontana Cipriani              Member
Karlos Heinz Rischbieter                     Member
Moises Pinsky                                Member
Alcides Lopes Tapias                         Member
Vicente Falconi Campos                       Member
Roberto Faldini                              Member

   Officers


Walter Fontana Filho                         Chied Executive Officer
Eduardo Fontana D'Avila                      Industrial Director
Gilberto Tomazoni                            Marketing and Sales Director
Luiz Gonzaga Murat Junior                    Director of Administration and Finance and Investor
                                             Relations
Flavio Riffel Schmidt                        Information Technology Director
Alfredo Felipe da Luz Sobrinho               Director of Institutional and Legal Relations
Adilson Serrano Silva                        Human Resources Director
Antonio Paulo Lazzaretti                     Development of Processes and Products Director
Artemio Fronza                               Director of Poultry Production Agribusiness
Flavio Luis Favero                           Director of Production of Industrialized Products
Guilhermo Henderson Larrobla                 International Sales Director - Middle East
Roberto Banfi                                International Sales Director
Ronaldo Korbag Muller                        Director of Production - Poultry
Valmor Savoldi                               Supply Director

Claudio Lemos Pinheiro                       Jairo Aldir Wurlitzer                Giovanni F. Lipari
Corporate Controllership Manager             Accounting Manager                   Accountant
                                             CRC/SC 13.937                        CRC 1SP201389/0-7

